UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2024

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On March 12, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of JOANN, Inc. (the “Company”) and pursuant to the Company’s bylaws, the Board increased the size of the Board from six to seven directors and, in connection therewith, elected Pamela Corrie as a Class I director, effective as of March 13, 2024, with a term expiring at the Company’s 2025 annual meeting of stockholders, to fill the newly created vacancy.

In connection with her appointment to the Board, the Company and Ms. Corrie entered into an agreement (the “Independent Director Agreement”), pursuant to which Ms. Corrie has agreed to serve as an independent director on the Board. The Independent Director Agreement provides for a fixed monthly cash fee of $30,000. This compensation is in lieu of the compensation Ms. Corrie would otherwise be eligible to receive under the Company’s Non-Employee Director Compensation Policy. The Company and Ms. Corrie also entered into an indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company has agreed to indemnify Ms. Corrie to the fullest extent permitted by law for any claims arising out of her service to and activities on behalf of the Company as a member of the Board. The foregoing summary of the Independent Director Agreement and the Indemnification Agreement is qualified in its entirety by reference to the full texts of the agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Except as disclosed herein, there are no arrangements or understandings between Ms. Corrie and any other persons pursuant to which such director was appointed as a director. There are no family relationships between Ms. Corrie and any director or executive officer of the Company, and Ms. Corrie does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retention Bonus

On March 8, 2024, the Board approved a one-time cash bonus payment in the amount of $400,000 (the “Retention Bonus”) to Scott Sekella, the Company’s Executive Vice President, Chief Financial Officer and member of the Interim Office of the Chief Executive Officer, pursuant to a retention bonus agreement (the “Retention Bonus Agreement”).

The Retention Bonus is, among other things, subject to repayment by Mr. Sekella in the event he voluntarily terminates his employment, or if his employment is terminated for cause, within 6 months following the grant of the Retention Bonus, as forth in the Retention Bonus Agreement.

The foregoing summary of the Retention Bonus does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Retention Bonus Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Independent Director Agreement, dated March 13, 2024, by and between JOANN, Inc. and Pamela Corrie.

10.2	Indemnification Agreement, dated March 13, 2024, by and between JOANN, Inc. and Pamela Corrie.

10.3	Retention Bonus Agreement, dated March 8, 2024, by and between Jo-Ann Stores, LLC and Scott Sekella.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOANN INC.

Dated: March 14, 2024
	By:	/s/ Scott Sekella
	Name:	Scott Sekella
	Title:	EVP, Chief Financial Officer